Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST QUARTER 2010 FINANCIAL RESULTS

Company reports revenue of $34.8 million, adjusted EBITDA of $4.8 million and adjusted EPS of $0.07

New client wins, sourcing industry beginning to improve

TPI receives number one ranking

in the 2010 Global Outsourcing 100

STAMFORD, Conn., May 06, 2010 — Information Services Group, Inc. (ISG) (NASDAQ: III), an industry-leading, information-based services company, today announced financial results for the first quarter of 2010.

First Quarter 2010 Results

ISG reported total revenue of $34.8 million, an increase of $0.5 million, or 2%, from $34.3 million in the first quarter of 2009.  Revenue before client reimbursable expenses (fee revenue) totaled $32.2 million, an increase of 1% (down 4% before the impact of currency translation) from the prior year period.

Adjusted earnings before interest, taxes, depreciation, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $4.8 million, or 14.8% of fee revenue, compared with $5.1 million, or 16.0% of fee revenue, in the first quarter 2009.  Excluding the impact of currency translation, adjusted EBITDA declined $0.9 million or 15% from first quarter 2009 levels.  Operating income of $1.7 million compared with $2.1 million of operating income for the first quarter of 2009.  The decline in operating income and adjusted EBITDA was due to increased variable compensation expense, which was partially offset by increased income associated with higher revenue.

Reported fully diluted earnings per share (EPS) of $0.01 compared with $0.02 for the first quarter of 2009; fully diluted adjusted EPS of $0.07 was flat with the comparable EPS in the first quarter of 2009.

“The sourcing industry began to show signs of recovery in the first quarter.  Our investments in broadening our geographic footprint and expanding our industry verticals have resulted in several new client wins, and we are well-positioned to take advantage of these opportunities during 2010,” said Michael P. Connors, Chairman and CEO of ISG.

TPI, Inc. (TPI) was recently ranked number one in the 2010 Global Outsourcing 100: World’s Best Outsourcing Advisors published in April by the International Association of Outsourcing Professionals (IAOP).  Mr. Connors added: “This ranking recognizes our leadership in the sourcing advisory industry and the outstanding value we deliver to our clients on a global basis.”

Fee Revenue by Geography

Revenue in the Americas increased 5% to $21.2 million for the quarter compared to $20.2 million in the year ago period due principally to higher levels of sourcing activity. Revenue from international operations decreased 12% on a constant currency basis and 3% including the impact of currency translation from first quarter 2009 levels.  The decline in international revenue was primarily due to lower levels of sourcing activity in Europe, offset by strength in Asia Pacific, as well as the favorable impact of foreign currency translation to U.S dollars on reported results.

Capital and Liquidity

Cash and cash equivalents totaled $37.8 million at March 31, 2010, a net decrease of $5.0 million from December 31, 2009.  The decrease in cash balances from year-end 2009 was principally attributable to term loan principal and interest payments and the timing of tax payments.

Total outstanding debt at March 31, 2010 was $69.8 million compared with $71.8 million at December 31, 2009.  ISG made principal repayments of $2.0 million during the first quarter of 2010.  No further principal repayments are required until the term loan matures in November 2014.

“Our solid balance sheet allows us to pursue potential acquisitions that align with our vision while at the same continuing to invest in all parts of our business,” said Mr. Connors.

Chairman and CEO continues share purchases

Michael Connors, ISG Chairman and CEO purchased 150,000 shares in a private transaction today for total purchases of 465,457 shares in the last six months.   With today’s purchase Mr. Connors now owns 7.3% of ISG’s outstanding shares.  “This purchase today continues to reflect the confidence I have in the future of ISG,” said Mr. Connors.

Conference Call

ISG has scheduled a conference call at 11:00 a.m. Eastern Time, Friday, May 7, 2010, to discuss the Company’s financial results.  The call can be accessed by dialing 1-(888) 857-6929 or for international callers 001 (719) 457-2601.  The access code is 5309458.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

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About TPI, Inc.

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2010 and 2009.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, amortization of intangible assets resulting from acquisitions, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2009), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues and may maintain sizable accounts receivables with the Company; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2010	2009

Revenues	$34,844	$34,299
Operating expenses
Direct costs and expenses for advisors	18,481	14,865
Selling, general and administrative	12,338	15,009
Depreciation and amortization	2,359	2,372
Operating income	1,666	2,053
Interest income	35	163
Interest expense	(794)	(1,303)
Foreign currency transaction loss	(105)	(12)

Income before taxes	802	901
Income tax provision	(342)	(360)
Net income	$460	$541

Weighted average shares outstanding:
Basic	31,922	31,418
Diluted	32,134	31,465

Income per share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

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Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2010	2009

Net income	$460	$541
Plus:
Interest expense (net of interest income)	759	1,140
Income taxes	342	360
Depreciation and amortization	2,359	2,372
Non-cash stock compensation	848	693
Adjusted EBITDA	$4,768	$5,106

Net income	$460	$541
Plus:
Non-cash stock compensation	848	693
Intangible amortization	1,978	2,036
Tax effect (1)	(1,074)	(1,037)
Adjusted net income	$2,212	$2,233

Weighted average shares outstanding:
Basic	31,922	31,418
Diluted	32,134	31,465

Adjusted earnings per share:
Basic	$0.07	$0.07
Diluted	$0.07	$0.07

(1)   Apply a marginal tax rate of 38.0%.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2010	Three Months Ended	Constant currency	March 31, 2009
	March 31, 2010	impact (1)	Adjusted	March 31, 2009	impact (1)	Adjusted
Revenue	$34,844	$466	$35,310	$34,299	$2,313	$36,612
Operating income	$1,666	$(26)	$1,640	$2,053	$588	$2,641
Adjusted EBITDA	$4,768	$80	$4,848	$5,106	$600	$5,706

(1) Using foreign currency rates as of November 30, 2009.